UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 9, 2014

Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

Level 11, Vegetable Building, Industrial Park of the East City, Shouguang City, Shandong, China 262700

 (Address of principal executive offices and zip code)

+86 (536) 567-0008

 (Registrant's telephone number including area code)

 (Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On February 10, 2014, Gulf Resources, Inc. (the “Company”) issued a press release announcing that the United States District Court for the Central District of California Western Division entered an Order and Final Judgment approving the settlement and dismissing the class-action lawsuit against the Company and a number of its current directors and officers. Under the term of the settlement, the class-action lawsuit will be dismissed in return for the payment of a total settlement amount of approximately of $2.0 million, which will not have any effect on the Company’s operations due to coverage under its D&O insurance. The press release is attached as Exhibit 99.1 hereto.

Item 9.01                      Financial Statements and Exhibits

 (d)           Exhibits.

Exhibit Number	Description
99.1	Press release dated February 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

GULF RESOURCES, INC.

By:	/s/ Min Li
Name:	Min Li
Title:	Chief Financial Officer

Dated: February 13, 2014

Exhibit Index

Exhibit Number	Description
99.1	Press release dated February 10, 2014